                                 EXHIBIT 21.1
                        SUBSIDIARIES OF THE REGISTRANT




The Company's wholly-owned subsidiary is as follows:

          QCS Development Company S.A.
          BP 037
          06901 Sophia Antipolis Cedex
          France